Exhibit 99.2

Earth911, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
September 30, 2012

	Historical		Pro Forma		Pro Forma
	Earth 911	YouChange	Adjustments		Combined
Current assets:
Cash and cash equivalents	261,258	17,056	-		278,314
Accounts receivable, net	223,219	-	-		223,219
Inventory	-	4,415	-		4,415
Prepaid expenses and other current assets	28,720	-	-		28,720
Total current assets	513,197	21,471	-		534,668
Property and equipment , net of accumulated depreciation	164,636	6,301	-		170,937
Ownership interest in Quest Recycling, LLC	3,706,480	-	-		3,706,480
Deferred tax asset-non current	1,731,462	-	-		1,731,462
Goodwill	-	-	17,586,665	(1)	17,586,665
Deposits and other assets	245,160	9,774	-		254,934
Total assets	6,360,935	37,546	17,586,665		23,985,147

Current liabilities:
Accounts payable	366,243	86,622	-		452,865
Accrued liabilities	447,747	5,504	-		453,251
Notes and advances payable-related party	-	37,500	-		37,500
Deferred revenue	253,754	-	-		253,754
Long term debt and capital lease obligations-current portion	77,611	6,000	-		83,611
Convertible notes payable-short term	-	111,989	-		111,989
Senior secured convertible note-related party	492,696	-			492,696
Other current liabilities	60,200	-	-		60,200
Total current liabilities	1,698,251	247,615	-		1,945,866
Long term debt and capital lease obligations-net of current portion	10,845	-	-		10,845
Convertible notes payable-long term	-	43,620	-		43,620
Convertible notes payable-long term- related party	-	-	-		-
Warrant liabilities	2,509,360	-	-		2,509,360
Total liabilities	4,218,455	291,235	-		4,509,690

Stockholders' equity/(deficit)
Common stock	3,510	8,681	8,666	(1)	57,776
			45,600	(2)
			(8,681)	(1)

Additional paid in capital	11,621,600	3,723,743	17,324,310	(1)	28,900,310
			(3,723,743)	(1)
			(45,600)	(2)
Treasury stock, at cost (75,000 common shares as of
September 30, 2012)	-	(26,250)	26,250	(1)	-
Accumulated deficit	(9,482,631)	(3,959,863)	3,959,863	(1)	(9,482,631)
Total stockholders' equity/(deficit)	2,142,479	(253,689)	17,586,665		19,475,455

Total Liabilities and Stockholders' Equity/(Deficit)	6,360,935	37,546	17,586,665		23,985,146

See the accompanying notes to the unaudited pro forma financial statements

Earth911, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Nine Months Ended September 30, 2012

	Historical		Pro Forma	ProForma
	Earth911	YouChange	Adjustments	Combined

Revenues	790,244	100,051		890,295

Cost of products sold	-	19,418		19,418

Gross Profit	790,244	80,633	-	870,877

Operating expenses:
Employee compensation and related expenses
(inclusive of stock-based compensation)	3,250,833	165,764		3,416,597
Professional Fees	246,101	1,146,432		1,392,533
General, administrative, sales and marketing	943,170	546,413		1,489,583
Total operating expenses	4,440,104	1,858,609	-	6,298,713

Loss from operations	(3,649,860)	(1,777,976)	-	(5,427,836)

Other income (expense):
Interest income	-	6,600		6,600
Interest expense	(674,286)	(55,331)		(729,617)
Gain/Loss on Sale of Assets	(406)	-		(406)
Amortization expense	46,495	-		46,495
Financing costs-Senior Convertible Note	(2,055,855)	-		(2,055,855)
Total other income (expense)	(2,684,052)	(48,731)	-	(2,732,783)

Loss before taxes and equity income	(6,333,912)	(1,826,707)	-	(8,160,619)

Equity method income of Quest Recycling Services, LLC	1,548,909	-		1,548,909

Loss before taxes	(4,785,003)	(1,826,707)	-	(6,611,710)

Income tax expense (benefit)	(877,230)	-		(877,230)

Net loss	(3,907,773)	(1,826,707)	-	(5,734,480)

Basic and diluted loss per share		$(0.21)		$(0.10)
Number of common shares used in per share amounts		8,605,192		57,776,611

See the accompanying notes to the unaudited pro forma financial statements

Earth911, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
for the Year Ended December 31, 2011

	Historical		Pro Forma	ProForma
	Earth911	YouChange	Adjustments	Combined

Revenues	979,833	37,360		1,017,193

Cost of product sold	-	13,229		13,229

Gross Profit	979,833	24,131		1,003,964

Operating expenses:
Employee compensation and related expenses
(inclusive of stock-based compensation)	3,820,557	113,506		3,934,063
Professional Fees	89,717	366,231		455,948
General, administrative, sales and marketing	1,213,578	143,234		1,356,812
Total operating expenses	5,123,852	622,971		5,746,823

Loss from operations	(4,144,019)	(598,840)		(4,742,859)

Other income (expense):
Interest income	105	16,101		16,206
Interest expense	(463,011)	(69,080)		(532,091)
Gain/Loss on Sale of Assets	-	-		-
Distribution fee-Quest Recycling Services, LLC	(79,998)	-		(79,998)
Total other income (expense)	(542,904)	(52,979)		(595,883)

Loss before taxes and equity income	(4,686,923)	(651,819)		(5,338,742)

Equity method income of Quest Recycling Services, LLC	2,233,028	-		2,233,028

Loss before taxes	(2,453,895)	(651,819)		(3,105,714)

Income tax expense (benefit)	(874,775)	-		(874,775)

Net loss	(1,579,120)	(651,819)		(2,230,939)

Basic and diluted loss per share		$(0.01)		$(0.04)
Number of common shares used in per share amounts		37,711,993		57,776,611

See the accompanying notes to the unaudited pro forma financial statements

EARTH911, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE - BASIS OF PRESENTATION

On May 21, 2012, Earth911, Inc. (“Earth911”) entered into a Merger Agreement ("Agreement") with YouChange Holding Corp., a Nevada corporation (“YouChange”) and  YouChange Merger Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of YouChange (“YCMS”) wherby (i) YCMS will merge with and into Earth911 and the corporate existence of Earth911 shall continue as the surviving entity and a wholly owned subsidiary of YouChange (“the Merger”); (ii) all issued and outstanding shares of capital stock of Earth911 will be exchanged for newly issued shares of YouChange’s Common Stock such that former stockholders of Earth911 will own 85% of the issued and outstanding shares of YouChange’s Common Stock; (iii) the terms of each outsanding option and warrant to purchase shares of Earth911 common stock, shall be converted into options and warrants, as the case may be, to acquire shares of YouChange’s Common Stock using the same ratio as the exchange of shares of Earth911 capital stock for shares of YouChange’s Common Stock.  Upon completion of the acquisition, the existing YouChange stockholders will own approximately 15% of the outstanding common stock of the combined company.  Consequently, for accounting purposes, the transaction will be accounted for as a reverse acquisition, with Earth911 as the acquirer.  Subsequent to the consummation of the transaction, the historical financial statements of Earth911 will become the historical financial statements of the combined company and the assets and liabilities of YCMS and YouChange, will be accounted for as required under the purchase method of accounting.  The results of operations of YCMS and YouChange  will be included in the consolidated financial statements from the closing date of acquisition.

The accompanying pro forma condensed consolidated financial statements are unaudited and illustrate the effect of the Earth911 reverse acquisition ("ProForma") of YouChange.  The pro forma condensed balance sheet as of September 30, 2012 is based on the historical balance sheets of YouChange and Earth 911 as of that date and assumes the acquisition took place on that date.  The pro forma condensedconsolidated statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 are based on the historical statements of operations of YouChange and Earth911 for those periods.  The pro forma condensed consolidated statements of operations assume the acquisition took place on the first day of the respective periods, January 1, 2012 and January 1, 2011.

The pro forma condensed consolidated financial statements may not be indicative of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying pro forma condensed financial statements should be read in connection with the historical financial statements of YouChange and Earth911, including the related notes and other financial information included in the filing.

EARTH911, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:

(1)  To reflect the reverse acquisition of YouChange equal to the value of the stock retained by the shareholders of YouChange in the merger.  YouChange shareholders will retain 8,666,488 shares of common stock valued, after the reverse split, at $2.00 per share based on the YouChange stock price on the Merger date of October 17, 2012.

(2)  Adjustment to the common stock and additional paid-in capital of Earth911 to reflect the adjustment in the number of common shares issued to Earth911 stockholders.

NOTE 3 - PRO FORMA NET LOSS PER COMMON SHARE

The unaudited pro forma basic and diluted net loss per share are based on the assumption that the number of shares of YouChange common stock issued in connection with the reverse acquisition of YouChange were outstanding at the inception of the respective operating statements.

NOTE 4 - YEAR END DATE CHANGE

On December 11, 2012, the Board of Directors of Infinity Resources Holding Corporation approved the change of the Company’s fiscal year-end from June 30th to December 31st.  Therefore, the accompanying pro forma  unaudited financial statements utilize the December 31st year-end of Earth911 rather than the June 30th year-end historically reported by YouChange.